Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS FOURTH QUARTER EARNINGS
•  RevPAR increased 7.7% for Comparable Hotels

IRVING, Texas…February 25, 2014 - FelCor Lodging Trust Incorporated (NYSE: FCH) reported operating results for the quarter and year ended December 31, 2013.
Highlights for the Quarter

•	Adjusted FFO per share improved from $(0.01) to $0.05.

•	RevPAR for 51 comparable hotels increased 7.7%.

•	Adjusted EBITDA increased by $1.2 million to $43.2 million, and Same-store Adjusted EBITDA increased by $4.4 million to $42.9 million.

•	Net loss per share improved by $0.59, from $0.83 to $0.24.

•	Sold, or agreed to sell, three hotels for total gross proceeds of $51 million.

•	Reinstated quarterly common stock dividend ($0.02 per share).
Commenting on operating results, Richard A. Smith, President and Chief Executive Officer of FelCor, said, “ I am very pleased with our fourth quarter performance, as we generally exceeded our expectations, and RevPAR for our comparable portfolio once again outperformed the industry. Our six recently acquired and redeveloped hotels performed extremely well throughout 2013, with RevPAR and EBITDA growing 11% and 28%, respectively. Our outlook remains optimistic based on the outstanding condition of our portfolio, favorable industry fundamentals and improving ADR growth.”

Mr. Smith added, “We remain focused on our balance sheet restructuring and portfolio repositioning program, with six hotels being actively marketed and more hotels going to market later this year. Since December 2010, we have sold 25 hotels, with another under contract. During 2014, we intend to sell most of our 20 remaining non-strategic hotels and repay our 2014 debt maturities. Through the combination of asset sales and EBITDA growth, we will continue to reduce leverage and increase the quality of our portfolio. Given our successful execution to-date and meaningful cash flow growth, we were pleased to reinstate our common dividend.”

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Summary of Fourth Quarter Hotel Results

	Fourth Quarter
	2013	2012	Change
Comparable hotels (51)
RevPAR	$104.61	$97.11	7.7%
Total hotel revenue, in millions	$189.3	$182.6	3.6%
Hotel EBITDA, in millions	$43.9	$39.9	10.0%
Hotel EBITDA margin	23.2%	21.9%	135 bps

Wyndham Hotels (8)
RevPAR	$88.30	$99.92	(11.6)%
Total hotel revenue, in millions	$24.5	$27.8	(11.8)%
Hotel EBITDA, in millions	$8.8	$7.9	11.6%
Hotel EBITDA margin	35.7%	28.2%	744 bps

Same-store hotels (59)
RevPAR	$102.27	$97.51	4.9%
Total hotel revenue, in millions	$213.8	$210.4	1.6%
Hotel EBITDA, in millions	$52.7	$47.8	10.3%
Hotel EBITDA margin	24.6%	22.7%	194 bps

RevPAR for our 31 comparable core hotels (39 core hotels that exclude the eight Wyndham hotels) increased 9.5% compared to the same period in 2012, while RevPAR for our 20 non-strategic hotels increased 4.2% compared to the same period in 2012.

RevPAR for our 51 comparable hotels (31 comparable core hotels plus 20 non-strategic hotels) was $104.61, a 7.7% increase compared to the same period in 2012. The increase reflects a 3.2% increase in ADR to $150.43 and a 4.4% increase in occupancy to 69.5%.

We believe the comparable hotels metric (which excludes the Wyndham hotels) is the most appropriate measure to assess the current operating performance of our portfolio. The eight Wyndham hotels were rebranded from Holiday Inn to Wyndham on March 1, 2013. RevPAR for those eight hotels declined 11.6% for the fourth quarter compared to the same period in 2012, an improvement from the third quarter 2013 decline of 20.3%. This decline reflects the impact of transitioning brands and management companies, including related renovations. Wyndham Worldwide Corporation has guaranteed minimum annual NOI for the eight hotels over the ten-year term of the management agreement. We have recorded $8 million (of which approximately $3 million is for the fourth quarter 2013) as a reduction of Wyndham’s contractual management and other fees, which is reflected in Hotel EBITDA and Hotel EBITDA margin. We expect revenues at these hotels to grow meaningfully during 2014 and beyond, as the transitional disruption subsides.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

RevPAR for our 59 Same-store hotels (51 comparable hotels plus the Wyndham hotels) was $102.27, a 4.9% increase compared to the same period in 2012. The increase reflects a 3.4% increase in ADR to $150.29 and a 1.5% increase in occupancy to 68.0%.

For our 51 comparable hotels, Hotel EBITDA was $43.9 million, an increase of 10.0%, and Hotel EBITDA margin was 23.2% during the quarter, a 135 basis point increase.

See page 16 for hotel portfolio composition and pages 17 and 23 for more detailed hotel portfolio operating data.

Summary of Fourth Quarter Operating Results

	Fourth Quarter
$ in millions, except for per share information	2013	2012	Change
Same-store Adjusted EBITDA	$42.9	$38.5	11.6%
Adjusted EBITDA	$43.2	$42.0	2.9%
Adjusted FFO per share	$0.05	$(0.01)	$0.06
Net loss per share	$(0.24)	$(0.83)	$0.59

Same-store Adjusted EBITDA was $42.9 million compared to $38.5 million for the same period in 2012. Adjusted EBITDA (which includes Adjusted EBITDA for sold hotels prior to sale) was $43.2 million compared to $42.0 million for the same period in 2012.
Adjusted FFO was $6.3 million, or $0.05 per share, in 2013 compared to a loss of $1.5 million, or $0.01 per share, in 2012. Net loss attributable to common stockholders was $29.5 million, or $0.24 per share, in 2013 compared to a net loss of $102.1 million, or $0.83 per share, in 2012. We recorded $373,000 and $27.8 million in net gains on asset sales in the fourth quarters of 2013 and 2012, respectively. We also recorded $62.5 million in debt extinguishment charges in the fourth quarter of 2012.

Full Year Operating Results

RevPAR for 51 comparable hotels in 2013 was $111.22, a 7.1% increase compared to 2012. The increase reflects a 4.1% increase in ADR to $150.75 and a 2.9% increase in occupancy to 73.8%. Total hotel revenue for the 51 comparable hotels increased 6.4% in 2013. RevPAR for our 31 comparable core hotels increased 8.4%, while RevPAR for our 20 non-strategic hotels increased 3.9%, in 2013. RevPAR for our 59 Same-store hotels in 2013 was $108.83, a 3.8% increase compared to 2012.
Same-store Adjusted EBITDA was $191.9 million in 2013 compared to $176.1 million in 2012. Hotel EBITDA margin was 25.8%, a 99 basis point increase from 2012. Adjusted EBITDA was $200.3 million in 2013 compared to $202.8 million in 2012.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Adjusted FFO was $48.7 million, or $0.39 per share, in 2013 compared to $28.8 million, or $0.23 per share, in 2012. Net loss attributable to common stockholders was $100.2 million, or $0.81 per share in 2013, compared to a net loss of $166.7 million, or $1.35 per share, in 2012. Net loss in 2013 included a $19.4 million net gain on asset sales and a $28.8 million impairment charge. Net loss in 2012 included $54.5 million in net gains on asset sales, a $1.3 million impairment charge and $75.1 million in debt extinguishment charges.
EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 19 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.
Portfolio Repositioning
Since December 2010, we have sold 25 non-strategic hotels as part of our portfolio repositioning plan. During 2013, we sold five hotels for total gross proceeds of $102.7 million. In January, we also sold the 232-room Embassy Suites hotel in Atlanta for $17.2 million. These hotels’ operating performance is included in discontinued operations for the fourth quarter and in 2013.
We have also agreed to sell our 218-room Embassy Suites hotel in Bloomington for $24 million. The purchaser has paid a non-refundable deposit toward the purchase price, and we expect the sale to close in March.
We have 20 remaining non-strategic hotels, including the one hotel that is under contract. Of the remaining hotels, we are currently marketing six and expect to begin marketing three more later this year. We indirectly own 50% interests in the other 10 non-strategic hotels, which are owned by a joint venture with one of our brand-managers. We are working diligently to unwind that joint venture, as a consequence of which we would own five of those hotels outright (our joint venture partner would own the other five). When the joint venture is unwound (which we are targeting to occur in the second quarter), we intend to begin marketing those hotels immediately.

Capital Expenditures
During the quarter, we invested $27.2 million in capital expenditures at our operating hotels, including approximately $12.8 million for redevelopment projects and repositioning our Wyndham hotels. During 2013, we invested $102.3 million on capital improvements and renovations on a pro rata basis.
During 2014, we will invest approximately $60 million in capital improvements and renovations (including $10 million for 2013 projects), concentrated mostly at seven hotels, as part of our long-term capital plan. In addition, we are investing approximately $25 million to complete the repositioning of our Wyndham portfolio. Please see page 13 of this release for more detail on renovations.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Knickerbocker

We have spent $65.3 million (excluding the initial acquisition costs and capitalized interest) through December 31, 2013 to redevelop the 4+ star Knickerbocker Hotel, located in the heart of Times Square in Manhattan. Our total project cost is expected to be $240 million (net of historic tax credits), which is within 5% of our original estimate.
We expect the hotel to open in early fall, as winter weather delays have slightly disrupted the schedule. The hotel’s executive team is in place and fully engaged in the sales and marketing efforts to ensure a successful and strong opening. In early 2014, we finalized an agreement with one of the nation’s most recognized Master Chefs, Charlie Palmer, to manage the food and beverage operations. Mr. Palmer’s flagship restaurant, the Michelin-starred Aureole, is located adjacent to the hotel, which will create sales and marketing synergies.
Our Knickerbocker Hotel venture raised $45 million through the sale of 3.5% preferred equity through the EB-5 immigrant investor program. The venture received $40 million in proceeds in February 2014, and the remaining $5 million will be received as investors’ visas are approved by the government. We are using our 95% share of the proceeds to repay borrowings under our line of credit.
Balance Sheet
As of December 31, 2013, we had $1.7 billion of consolidated debt bearing a 6.3% weighted-average interest rate and a six-year weighted-average maturity. We had $45.6 million of cash and cash equivalents and $77.2 million of restricted cash, of which $64.9 million secures our Knickerbocker construction loan.
Common Dividend
Our Board of Directors reinstated a quarterly common dividend in October 2013 in recognition of our ongoing and successful portfolio repositioning and balance sheet restructuring, as well as our positive funds available for distribution (“FAD”) during 2013. At that time, we declared a $0.02 per share fourth quarter common stock dividend, which was paid in January. Future quarterly dividends will be based on estimates of FAD, reinvestment opportunities within our portfolio and taxable income, among other things.
Outlook
Our 2014 outlook reflects continued strong fundamentals in the lodging industry. Our expected RevPAR growth reflects a premium to the industry, because of our high-quality, diversified portfolio and continued strong growth at our recently acquired and redeveloped hotels. Our outlook reflects the sale of all 20 non-strategic hotels. Both the low and high-end of our guidance includes the March sale of one hotel under contract. The low-end of our outlook assumes that nine hotels are sold in the second quarter, and the remaining hotels are sold in the third quarter. The high-end of our outlook assumes six hotels are sold in the third quarter, and the remaining hotels are sold during the fourth quarter. Our outlook assumes EBITDA for the Wyndham hotels equals the amount of Wyndham’s annual NOI guaranty.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

During 2014, we project:

•	RevPAR for comparable hotels (51 hotels) will increase 6.25% to 7.25% and RevPAR for Same-store hotels (59 hotels) will increase 7.5% to 8.5%;

•	Adjusted EBITDA will be $202.0 million to $217.0 million ($216.0 million to $221.0 million prior to asset sales);

•	Adjusted FFO per share will be $0.50 to $0.58;

•	Net loss attributable to FelCor will be $44.0 million to $40.0 million; and

•	Interest expense, including pro rata share from joint ventures, will be $94.0 million to $99.0 million.

The following table reconciles our 2014 Adjusted EBITDA to Same-store Adjusted EBITDA outlook (in millions):

	Low	High
2013 Same-store Adjusted EBITDA (59 hotels)	$191.9	$191.9
Knickerbocker Hotel (opening early Fall 2014)	1.1	1.1
2014 Growth	23.0	28.0
2014 Adjusted EBITDA (prior to asset sales)	$216.0	$221.0
EBITDA of non-strategic hotels from closing to December 31(a)	(14.0)	(4.0)
2014 Adjusted EBITDA	202.0	217.0
Discontinued Operations(b)	(22.0)	(32.0)
Core Adjusted EBITDA (40 hotels)	$180.0	$185.0

a)	EBITDA that would be recognized with respect to 20 hotels assumed to be sold during 2014 from the dates of sale through December 31, 2014

b)	EBITDA that is forecasted to be generated by 20 hotels assumed to be sold from January 1, 2014 through the dates of sale.

About FelCor
FelCor, a real estate investment trust, owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major and resort markets. FelCor partners with leading hotel companies to operate its hotels, which are flagged under globally renowned brands and premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

We invite you to listen to our fourth quarter earnings Conference Call on Tuesday, February 25, 2014 at 10:00 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the conference call microphone icon on the “Investor Relations” page. The conference call replay will also be archived on the Company’s website.
With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three months and year ended December 31, 2013.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues:
Hotel operating revenue:
Room	$163,525	$158,739	$692,016	$667,708
Food and beverage	39,011	40,313	151,233	142,962
Other operating departments	11,282	11,395	46,757	48,271
Other revenue	396	513	3,430	3,185
Total revenues	214,214	210,960	893,436	862,126
Expenses:
Hotel departmental expenses:
Room	44,734	44,811	184,840	179,602
Food and beverage	30,043	31,291	120,287	114,815
Other operating departments	5,179	5,338	21,954	21,682
Other property-related costs	58,159	57,885	238,115	231,929
Management and franchise fees	8,487	9,309	35,735	39,785
Taxes, insurance and lease expense	23,340	22,302	96,194	92,166
Corporate expenses	6,653	6,054	26,996	26,128
Depreciation and amortization	30,149	30,073	119,624	116,384
Impairment loss	—	—	24,441	—
Conversion expenses	—	31,197	1,134	31,197
Other expenses	1,913	905	8,749	4,626
Total operating expenses	208,657	239,165	878,069	858,314
Operating income (loss)	5,557	(28,205)	15,367	3,812
Interest expense, net	(25,330)	(31,155)	(103,787)	(121,552)
Debt extinguishment	—	(61,852)	—	(72,350)
Gain on involuntary conversion, net	20	—	41	—
Loss before equity in income from unconsolidated entities	(19,753)	(121,212)	(88,379)	(190,090)
Equity in income from unconsolidated entities	491	105	4,586	2,779
Loss from continuing operations	(19,262)	(121,107)	(83,793)	(187,311)
Income (loss) from discontinued operations	(910)	28,081	18,010	57,897
Net loss	(20,172)	(93,026)	(65,783)	(129,414)
Net loss attributable to noncontrolling interests in other partnerships	161	125	3,782	565
Net loss attributable to redeemable noncontrolling interests in FelCor LP	145	513	497	842
Net loss attributable to FelCor	(19,866)	(92,388)	(61,504)	(128,007)
Preferred dividends	(9,679)	(9,679)	(38,713)	(38,713)
Net loss attributable to FelCor common stockholders	$(29,545)	$(102,067)	$(100,217)	$(166,720)
Basic and diluted per common share data:
Loss from continuing operations	$(0.23)	$(1.05)	$(0.95)	$(1.81)
Net loss	$(0.24)	$(0.83)	$(0.81)	$(1.35)
Basic and diluted weighted average common shares outstanding	123,827	123,635	123,818	123,634

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2013	2012
Assets
Investment in hotels, net of accumulated depreciation of $929,801 and $929,298 at December 31, 2013 and 2012, respectively	$1,653,267	$1,794,564
Hotel development	216,747	146,079
Investment in unconsolidated entities	46,943	55,082
Hotel held for sale	16,319	—
Cash and cash equivalents	45,645	45,745
Restricted cash	77,227	77,927
Accounts receivable, net of allowance for doubtful accounts of $262 and $469 at December 31, 2013 and 2012, respectively	35,747	25,383
Deferred expenses, net of accumulated amortization of $20,362 and $13,820 at December 31, 2013 and 2012, respectively	29,325	34,262
Other assets	23,060	23,391
Total assets	$2,144,280	$2,202,433
Liabilities and Equity
Debt, net of discount of $4,714 and $10,318 at December 31, 2013 and 2012, respectively	$1,663,226	$1,630,525
Distributions payable	11,047	8,545
Accrued expenses and other liabilities	150,738	138,442
Total liabilities	1,825,011	1,777,512
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 618 and 621 units issued and outstanding at December 31, 2013 and 2012, respectively	5,039	2,902
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,011, issued and outstanding at December 31, 2013 and 2012	309,362	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at December 31, 2013 and 2012	169,412	169,412
Common stock, $0.01 par value, 200,000 shares authorized; 124,051 and 124,117 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	1,240	1,241
Additional paid-in capital	2,354,328	2,353,581
Accumulated other comprehensive income	24,937	26,039
Accumulated deficit	(2,568,350)	(2,464,968)
Total FelCor stockholders’ equity	290,929	394,667
Noncontrolling interests in other partnerships	23,301	27,352
Total equity	314,230	422,019
Total liabilities and equity	$2,144,280	$2,202,433

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels	Interest Rate (%)	Maturity Date	December 31, 2013	December 31, 2012
Line of credit	9	LIBOR + 3.375	June 2016(a)	$88,000	$56,000
Hotel mortgage debt
Mortgage debt(b)	5	6.66	June - August 2014	63,337	65,431
Mortgage debt	1	5.81	July 2016	9,904	10,405
Mortgage debt(b)	4	4.95	October 2022	126,220	128,066
Mortgage debt	1	4.94	October 2022	31,714	32,176
Senior notes
Senior secured notes	11	10.00	October 2014	229,190	223,586
Senior secured notes	6	6.75	June 2019	525,000	525,000
Senior secured notes	9	5.625	March 2023	525,000	525,000
Other(c)	—	LIBOR + 1.25	May 2016	64,861	64,861
Total	46			$1,663,226	$1,630,525

(a)	Our $225 million line of credit can be extended for one year (to 2017), subject to satisfying certain conditions.

(b)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a single hotel.

(c)
This loan is related to our Knickerbocker Hotel development project and is fully secured by restricted cash and a mortgage. Because we were able to assume an existing loan when we purchased this hotel, we were not required to pay any local mortgage recording tax. This loan, which allows us to borrow up to $85 million, can be extended for one year subject to satisfying certain conditions.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	December 31, 2013
Debt	Balance	Encumbered Hotels
Line of credit	$88
Charleston Mills House - WYN, Charlotte SouthPark - DT, Dana Point - DT, Houston Medical Center - WYN, Mandalay Beach - ES, Miami International Airport - ES, Philadelphia Historic District - WYN, Pittsburgh University Center - WYN and Santa Monica at the Pier - WYN

CMBS debt(a)	$63	Atlanta Airport - ES, Austin - DTGS, BWI Airport - ES, Orlando Airport - HI and Phoenix Biltmore - ES
CMBS debt	$10	Indianapolis North - ES
CMBS debt(a)	$126	Birmingham - ES, Ft. Lauderdale - ES, Minneapolis Airport - ES and Napa Valley - ES
CMBS debt	$32	Deerfield Beach - ES
Senior secured notes (10.00%)	$229
Atlanta Airport - SH, Boston Beacon Hill - WYN, Myrtle Beach Resort - ES, Nashville Opryland - Airport - HI, New Orleans French Quarter - WYN, Orlando Walt Disney World® - DT, San Diego Bayside - WYN, San Francisco Waterfront - ES, San Francisco Fisherman’s Wharf - HI, San Francisco Union Square - MAR and Toronto Airport - HI

Senior secured notes (6.75%)	$525	Boston Copley - FMT, Indian Wells Esmeralda Resort & Spa - REN, LAX South - ES, Morgans, Royalton and St. Petersburg Vinoy Resort & Golf Club - REN
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

(a)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a different hotel.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Capital Expenditures
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Improvements and additions to majority-owned hotels	$26,901	$21,490	$101,357	$121,475
Partners’ pro rata share of additions to consolidated joint venture hotels	(88)	(104)	(521)	(923)
Pro rata share of additions to unconsolidated hotels	369	500	1,470	2,304
Total additions to hotels(a)	$27,182	$21,886	$102,306	$122,856

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.
Hotels Under Renovation During 2014

	Primary Areas	Start Date	End Date
Burlington - SH	guestrooms, exterior	Nov-2013	Apr-2014
San Francisco Fisherman’s Wharf - HI	guestrooms, public areas, F&B	Nov-2013	Mar-2014
San Diego - WYN(a)	guestrooms, public areas	Nov-2013	May-2014
San Francisco Waterfront-ES(b)	guestrooms, F&B	Dec-2013	June-2014
LAX- ES(c)	public areas, F&B	Feb-2014	May-2014
New Orleans - WYN(a)	guestrooms, public areas	May-2014	Oct-2014
Dallas Love Field - ES	guestrooms, F&B	June 2014	Sep 2014
Nashville - HI	public areas, F&B	July 2014	Oct 2014
Ft. Lauderdale - ES(d)	guestrooms	Aug 2014	Dec 2014

(a)	Repositioning from Holiday Inn to Wyndham.

(b)	Public areas renovation completed in May 2013.

(c)	Guestrooms renovation completed in February 2013.

(d)	Public areas renovation completed in November 2013.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Supplemental Financial Data
(in thousands, except per share data)

	December 31,	December 31,
Total Enterprise Value	2013	2012
Common shares outstanding	124,051	124,117
Units outstanding	618	621
Combined shares and units outstanding	124,669	124,738
Common stock price	$8.16	$4.67
Market capitalization	$1,017,299	$582,526
Series A preferred stock(a)	309,362	309,362
Series C preferred stock(a)	169,412	169,412
Consolidated debt(b)	1,663,226	1,630,525
Noncontrolling interests of consolidated debt	(2,719)	(2,810)
Pro rata share of unconsolidated debt	73,179	74,198
Hotel development	(216,747)	(146,079)
Cash, cash equivalents and restricted cash(b)	(122,872)	(123,672)
Total enterprise value (TEV)	$2,890,140	$2,493,462

(a)	Book value based on issue price.

(b)	Restricted cash includes $64.9 million of cash fully securing $64.9 million of debt that was assumed when we purchased the Knickerbocker Hotel.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Discontinued Operations
(in thousands)
Discontinued operations primarily include the results of operations for one hotel designated as held for sale at December 31, 2013, five hotels sold in 2013 and ten hotels sold in 2012. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Operating revenue	$2,065	$14,311	$33,849	$107,637
Operating expenses	(3,151)	(12,692)	(34,553)	(95,600)
Operating income (loss)	(1,086)	1,619	(704)	12,037
Interest expense, net	(197)	(689)	(793)	(5,832)
Debt extinguishment	—	(667)	—	(2,767)
Gain on involuntary conversion, net	—	—	66	—
Gain on sale of hotels, net	373	27,818	19,441	54,459
Income (loss) from discontinued operations	(910)	28,081	18,010	57,897
Depreciation and amortization, net of noncontrolling interests in other partnerships	295	1,898	4,814	12,948
Interest expense	197	689	793	5,832
Noncontrolling interests in other partnerships	3	(35)	(963)	(93)
EBITDA from discontinued operations	(415)	30,633	22,654	76,584
Impairment loss	1,089	—	4,354	1,335
Hurricane loss	—	46	—	479
Debt extinguishment	—	667	—	2,767
Gain on involuntary conversion, net of noncontrolling interests in other partnerships	—	—	(59)	—
Gain on sale, net of noncontrolling interests in other partnerships	(373)	(27,818)	(18,590)	(54,459)
Adjusted EBITDA from discontinued operations	$301	$3,528	$8,359	$26,706

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Hotel Portfolio Composition
The following table illustrates the distribution of same-store hotels.

Brand	Hotels	Rooms	2013 Hotel Operating Revenue (in thousands)	2013 Hotel EBITDA (in thousands)(a)
Embassy Suites Hotels	18	4,982	$255,744	$81,074
Wyndham and Wyndham Grand(b)	8	2,526	103,931	35,050
Renaissance and Marriott	3	1,321	119,838	21,344
DoubleTree by Hilton and Hilton	3	802	41,106	12,623
Sheraton and Westin	2	673	37,996	10,176
Fairmont	1	383	49,104	7,846
Holiday Inn	2	968	46,403	6,406
Morgans and Royalton	2	285	34,340	3,514
Core hotels	39	11,940	688,462	178,033
Non-strategic hotels	20	5,472	201,544	51,479
Same-store hotels	59	17,412	$890,006	$229,512

Market
San Francisco area	5	1,903	$124,825	$31,592
Boston	3	916	76,510	17,796
South Florida	3	923	50,011	14,307
Los Angeles area	2	481	23,760	10,452
Myrtle Beach	2	640	37,955	10,121
Tampa	1	361	46,423	7,436
New York area	3	546	48,045	6,762
Philadelphia	2	728	34,271	7,568
Austin	1	188	13,126	5,681
Atlanta	1	316	14,016	5,491
Other markets	16	4,938	219,520	60,827
Core hotels	39	11,940	688,462	178,033
Non-strategic hotels	20	5,472	201,544	51,479
Same-store hotels	59	17,412	$890,006	$229,512

Location
Urban	17	5,308	$323,304	$81,361
Resort	9	2,733	185,264	41,300
Airport	8	2,621	122,734	37,369
Suburban	5	1,278	57,160	18,003
Core hotels	39	11,940	688,462	178,033
Non-strategic hotels	20	5,472	201,544	51,479
Same-store hotels	59	17,412	$890,006	$229,512

(a)	Hotel EBITDA is more fully described on page 27.

(b)	These hotels were converted from Holiday Inn on March 1, 2013.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

The following tables set forth occupancy, ADR and RevPAR for the three months and year ended December 31, 2013 and 2012, and the percentage changes therein for the periods presented, for our same-store Consolidated Hotels included in continuing operations.
Hotel Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	%Variance	2013	2012	%Variance
Embassy Suites Hotels	73.4	69.7	5.4	76.7	75.3	1.9
Renaissance and Marriott	65.8	63.8	3.2	70.2	69.0	1.7
DoubleTree by Hilton and Hilton	59.1	54.5	8.5	68.3	67.5	1.2
Sheraton and Westin	63.1	62.5	0.9	68.0	65.6	3.6
Fairmont	70.3	68.1	3.3	74.2	63.5	16.8
Holiday Inn	69.8	68.7	1.7	78.0	72.8	7.2
Morgans and Royalton	90.9	85.1	6.8	87.6	83.7	4.7
Comparable core hotels (31)	70.4	67.2	4.8	74.8	72.6	3.1
Non-strategic hotels (20)	68.0	65.6	3.7	72.0	70.2	2.6
Comparable hotels (51)	69.5	66.6	4.4	73.8	71.7	2.9
Wyndham and Wyndham Grand(a)	59.1	69.7	(15.1)	65.7	76.1	(13.7)
Same-store hotels (59)	68.0	67.1	1.5	72.6	72.3	0.4
	ADR ($)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	%Variance	2013	2012	%Variance
Embassy Suites Hotels	150.27	144.78	3.8	153.17	147.46	3.9
Renaissance and Marriott	208.65	188.45	10.7	209.58	192.43	8.9
DoubleTree by Hilton and Hilton	138.95	137.21	1.3	148.99	140.79	5.8
Sheraton and Westin	146.73	141.06	4.0	145.71	143.07	1.8
Fairmont	300.62	283.77	5.9	285.06	282.00	1.1
Holiday Inn	143.08	131.28	9.0	144.29	133.78	7.9
Morgans and Royalton	358.54	361.66	(0.9)	315.50	308.14	2.4
Comparable core hotels (31)	170.40	163.07	4.5	169.91	161.56	5.2
Non-strategic hotels (20)	114.83	114.26	0.5	116.46	114.96	1.3
Comparable hotels (51)	150.43	145.74	3.2	150.75	144.78	4.1
Wyndham and Wyndham Grand(a)	149.34	143.45	4.1	144.37	145.80	(1.0)
Same-store hotels (59)	150.29	145.40	3.4	149.92	144.94	3.4
	RevPAR ($)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	%Variance	2013	2012	%Variance
Embassy Suites Hotels	110.36	100.86	9.4	117.55	111.08	5.8
Renaissance and Marriott	137.37	120.23	14.3	147.11	132.76	10.8
DoubleTree by Hilton and Hilton	82.16	74.77	9.9	101.71	94.97	7.1
Sheraton and Westin	92.54	88.15	5.0	99.09	93.92	5.5
Fairmont	211.36	193.12	9.4	211.41	179.11	18.0
Holiday Inn	99.94	90.19	10.8	112.52	97.35	15.6
Morgans and Royalton	325.78	307.83	5.8	276.27	257.83	7.2
Comparable core hotels (31)	120.03	109.63	9.5	127.13	117.26	8.4
Non-strategic hotels (20)	78.07	74.91	4.2	83.82	80.67	3.9
Comparable hotels (51)	104.61	97.11	7.7	111.22	103.80	7.1
Wyndham and Wyndham Grand(a)	88.30	99.92	(11.6)	94.79	110.98	(14.6)
Same-store hotels (59)	102.27	97.51	4.9	108.83	104.84	3.8
(a)    These hotels were converted from Holiday Inn on March 1, 2013.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Hotel Operating Statistics by Market

	Occupancy (%)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	%Variance	2013	2012	%Variance
San Francisco area	75.5	74.0	1.9	81.4	79.4	2.5
Boston	68.9	67.5	2.0	73.5	66.2	11.1
South Florida	78.4	74.1	5.8	81.4	77.4	5.1
Los Angeles area	76.7	63.9	20.1	82.2	79.7	3.2
Myrtle Beach	47.4	39.5	20.2	62.3	59.7	4.3
Tampa	78.7	75.1	4.9	80.5	81.0	(0.7)
New York area	85.7	85.5	0.3	83.2	81.4	2.2
Philadelphia	62.5	60.0	4.1	66.3	61.9	7.0
Austin	73.3	71.5	2.6	78.9	75.5	4.6
Atlanta	73.3	73.2	0.2	75.4	77.7	(3.0)
Other markets	66.3	62.9	5.5	69.6	68.3	1.9
Comparable core hotels (31)	70.4	67.2	4.8	74.8	72.6	3.1
	ADR ($)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	%Variance	2013	2012	%Variance
San Francisco area	194.25	176.61	10.0	187.91	169.89	10.6
Boston	247.73	232.27	6.7	234.97	227.10	3.5
South Florida	143.52	139.84	2.6	147.49	145.67	1.2
Los Angeles area	131.43	131.55	(0.1)	136.89	132.45	3.3
Myrtle Beach	101.86	102.31	(0.4)	147.36	145.27	1.4
Tampa	177.50	165.07	7.5	183.55	174.57	5.1
New York area	277.31	270.17	2.6	250.72	242.16	3.5
Philadelphia	171.14	163.79	4.5	166.52	163.91	1.6
Austin	214.15	204.27	4.8	200.90	185.35	8.4
Atlanta	134.69	134.03	0.5	140.41	135.12	3.9
Other markets	139.35	134.61	3.5	143.47	138.62	3.5
Comparable core hotels (31)	170.40	163.07	4.5	169.91	161.56	5.2
	RevPAR ($)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	%Variance	2013	2012	%Variance
San Francisco area	146.58	130.75	12.1	152.91	134.84	13.4
Boston	170.57	156.80	8.8	172.68	150.25	14.9
South Florida	112.51	103.59	8.6	120.00	112.77	6.4
Los Angeles area	100.79	84.01	20.0	112.54	105.55	6.6
Myrtle Beach	48.31	40.37	19.7	91.75	86.70	5.8
Tampa	139.78	123.89	12.8	147.71	141.44	4.4
New York area	237.73	230.94	2.9	208.57	197.14	5.8
Philadelphia	106.88	98.31	8.7	110.32	101.51	8.7
Austin	156.96	145.98	7.5	158.59	139.92	13.3
Atlanta	98.75	98.06	0.7	105.87	105.01	0.8
Other markets	92.42	84.65	9.2	99.88	94.66	5.5
Comparable core hotels (31)	120.03	109.63	9.5	127.13	117.26	8.4

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q1 2013	Q2 2013	Q3 2013	Q4 2013
Comparable core hotels (31)	70.9	79.0	78.9	70.4
Non-strategic hotels (20)	69.7	75.6	74.6	68.0
Comparable hotels (51)	70.5	77.8	77.3	69.5
Wyndham and Wyndham Grand (8)(a)	63.6	71.2	68.7	59.1
Same-store hotels (59)	69.4	76.8	76.1	68.0

	ADR ($)
	Q1 2013	Q2 2013	Q3 2013	Q4 2013
Comparable core hotels (31)	166.29	171.23	171.37	170.40
Non-strategic hotels (20)	115.92	117.00	117.88	114.83
Comparable hotels (51)	148.03	151.85	152.38	150.43
Wyndham and Wyndham Grand (8)(a)	139.38	148.81	140.19	149.34
Same-store hotels (59)	146.87	151.44	150.78	150.29

	RevPAR ($)
	Q1 2013	Q2 2013	Q3 2013	Q4 2013
Comparable core hotels (31)	117.93	135.30	135.17	120.03
Non-strategic hotels (20)	80.76	88.45	88.00	78.07
Comparable hotels (51)	104.30	118.08	117.82	104.61
Wyndham and Wyndham Grand (8)(a)	88.60	105.95	96.31	88.30
Same-store hotels (59)	102.00	116.32	114.70	102.27
(a)    These hotels were converted from Holiday Inn on March 1, 2013.

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended December 31,
	2013			2012
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(20,172)			$(93,026)
Noncontrolling interests	306			638
Preferred dividends	(9,679)			(9,679)
Numerator for basic and diluted loss attributable to common stockholders	(29,545)	123,827	$(0.24)	(102,067)	123,635	$(0.83)
Depreciation and amortization	30,149	—	0.24	30,073	—	0.25
Depreciation, discontinued operations and unconsolidated entities	3,263	—	0.03	4,665	—	0.04
Impairment loss, discontinued operations	1,089	—	0.01	—	—	—
Gain on sale of hotels	(373)	—	—	(27,818)	—	(0.23)
Gain on involuntary conversion, net of noncontrolling interests in other partnerships	(18)	—	—	—	—	—
Noncontrolling interests in FelCor LP	(145)	617	—	(513)	622	—
Conversion of unvested restricted stock	—	866	—	—	—	—
FFO	4,420	125,310	0.04	(95,660)	124,257	(0.77)
Acquisition costs	—	—	—	19	—	—
Hurricane loss	—	—	—	146	—	—
Hurricane loss, discontinued operations	—	—	—	46	—	—
Debt extinguishment, including discontinued operations	—	—	—	62,519	—	0.50
Severance costs	372	—	—	102	—	—
Conversion expenses	—	—	—	31,197	—	0.25
Variable stock compensation	590	—	—	—	—	—
Pre-opening costs, net of noncontrolling interests	939	—	0.01	154	—	—
Conversion of unvested restricted stock	—	—	—	—	—	0.01
Adjusted FFO	$6,321	125,310	$0.05	$(1,477)	124,257	$(0.01)

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share data)

	Year Ended December 31,
	2013			2012
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(65,783)			$(129,414)
Noncontrolling interests	4,279			1,407
Preferred dividends	(38,713)			(38,713)
Numerator for basic and diluted loss attributable to common stockholders	(100,217)	123,818	$(0.81)	(166,720)	123,634	$(1.35)
Depreciation and amortization	119,624	—	0.97	116,384	—	0.94
Depreciation, discontinued operations and unconsolidated entities	15,996	—	0.13	24,216	—	0.20
Gain on involuntary conversion, net of noncontrolling interests in other partnerships	(37)	—	—	—	—	—
Gain on involuntary conversion, discontinued operations, net of noncontrolling interests in other partnerships	(59)	—	—	—	—	—
Impairment loss, net of non-controlling interests in other partnerships	20,382	—	0.16	—	—	—
Impairment loss, discontinued operations	4,354	—	0.04	1,335	—	0.01
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(18,590)	—	(0.15)	(54,459)	—	(0.44)
Noncontrolling interests in FelCor LP	(497)	619	(0.01)	(842)	628	—
Conversion of unvested restricted stock	—	547	—	—	—	—
FFO	40,956	124,984	0.33	(80,086)	124,262	(0.64)
Acquisition costs	23	—	—	132	—	—
Hurricane loss	—	—	—	792	—	0.01
Hurricane loss, discontinued operations and unconsolidated entities	—	—	—	482	—	—
Debt extinguishment, including discontinued operations	—	—	—	75,117	—	0.60
Severance costs	3,268	—	0.02	553	—	—
Abandoned projects	—	—	—	219	—	—
Conversion expenses	1,134	—	0.01	31,197	—	0.25
Variable stock compensation	963	—	0.01	—	—	—
Pre-opening costs, net of noncontrolling interests	2,314	—	0.02	398	—	—
Conversion of unvested restricted stock	—	—	—	—	11	0.01
Adjusted FFO	$48,658	124,984	$0.39	$28,804	124,273	$0.23

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA and Same-store Adjusted EBITDA
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net loss	$(20,172)	$(93,026)	$(65,783)	$(129,414)
Depreciation and amortization	30,149	30,073	119,624	116,384
Depreciation, discontinued operations and unconsolidated entities	3,263	4,665	15,996	24,216
Interest expense	25,349	31,176	103,865	121,690
Interest expense, discontinued operations and unconsolidated entities	868	1,376	3,496	8,586
Noncontrolling interests in other partnerships	161	125	3,782	565
EBITDA	39,618	(25,611)	180,980	142,027
Impairment loss, net of noncontrolling interests in other partnerships	—	—	20,382	—
Impairment loss, discontinued operations	1,089	—	4,354	1,335
Hurricane loss	—	146	—	792
Hurricane loss, discontinued operations and unconsolidated entities	—	46	—	482
Debt extinguishment, including discontinued operations	—	62,519	—	75,117
Acquisition costs	—	19	23	132
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(373)	(27,818)	(18,590)	(54,459)
Gain on involuntary conversion, net of noncontrolling interests in other partnerships	(18)	—	(37)	—
Gain on involuntary conversion, discontinued operations, net of noncontrolling interests in other partnerships	—	—	(59)	—
Amortization of fixed stock and directors’ compensation	1,023	1,254	5,570	5,003
Severance costs	372	102	3,268	553
Abandoned projects	—	—	—	219
Conversion expenses	—	31,197	1,134	31,197
Variable stock compensation	590	—	963	—
Pre-opening costs, net of noncontrolling interests	939	154	2,314	398
Adjusted EBITDA	43,240	42,008	200,302	202,796
Adjusted EBITDA from discontinued operations	(301)	(3,528)	(8,359)	(26,706)
Same-store Adjusted EBITDA	$42,939	$38,480	$191,943	$176,090

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Same-store operating revenue:
Room	$163,525	$158,739	$692,016	$667,708
Food and beverage	39,011	40,313	151,233	142,962
Other operating departments	11,282	11,395	46,757	48,271
Same-store operating revenue	213,818	210,447	890,006	858,941
Same-store operating expense:
Room	44,734	44,811	184,840	179,602
Food and beverage	30,043	31,291	120,287	114,815
Other operating departments	5,179	5,338	21,954	21,682
Other property related costs	58,159	57,885	238,115	231,929
Management and franchise fees	8,487	9,309	35,735	39,785
Taxes, insurance and lease expense	14,545	14,062	59,563	58,080
Same-store operating expense	161,147	162,696	660,494	645,893
Hotel EBITDA	$52,671	$47,751	$229,512	$213,048
Hotel EBITDA Margin	24.6%	22.7%	25.8%	24.8%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Hotel EBITDA - Comparable core (31)	$32,574	$28,839	$142,983	$126,729
Hotel EBITDA - Non-strategic (20)	11,336	11,061	51,479	48,371
Hotel EBITDA - Comparable (51)	43,910	39,900	194,462	175,100
Hotel EBITDA - Wyndham (8)	8,761	7,851	35,050	37,948
Hotel EBITDA (59)	$52,671	$47,751	$229,512	$213,048

Hotel EBITDA Margin - Comparable core (31)	23.0%	21.1%	24.5%	23.3%
Hotel EBITDA Margin - Non-strategic (20)	23.9%	24.0%	25.5%	24.8%
Hotel EBITDA Margin - Comparable (51)	23.2%	21.9%	24.7%	23.7%
Hotel EBITDA Margin - Wyndham (8)	35.7%	28.2%	33.7%	31.5%
Hotel EBITDA Margin (59)	24.6%	22.7%	25.8%	24.8%

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Income (Loss)
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Same-store operating revenue	$213,818	$210,447	$890,006	$858,941
Other revenue	396	513	3,430	3,185
Total revenue	214,214	210,960	893,436	862,126
Same-store operating expense	161,147	162,696	660,494	645,893
Consolidated hotel lease expense(a)	10,515	10,004	44,087	41,342
Unconsolidated taxes, insurance and lease expense	(1,720)	(1,764)	(7,456)	(7,256)
Corporate expenses	6,653	6,054	26,996	26,128
Depreciation and amortization	30,149	30,073	119,624	116,384
Impairment loss	—	—	24,441	—
Conversion expenses	—	31,197	1,134	31,197
Other expenses	1,913	905	8,749	4,626
Total operating expense	208,657	239,165	878,069	858,314
Operating income (loss)	$5,557	$(28,205)	$15,367	$3,812

(a)
Consolidated hotel lease expense represents the percentage lease expense of our 51% owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Reconciliation of Forecasted Net Loss attributable to FelCor to Forecasted FFO and EBITDA
(in millions, except per share data)

	Full Year 2014 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net loss attributable to FelCor(b)	$(44)		$(40)
Preferred dividends(c)	(40)		(40)
Net loss attributable to FelCor common stockholders	(84)	$(0.68)	(80)	$(0.65)
Depreciation(d)	146		152
FFO and Adjusted FFO	$62	$0.50	$72	$0.58

Net loss attributable to FelCor(b)	$(44)		$(40)
Depreciation(d)	146		152
Interest expense(d)	94		99
Amortization expense	6		6
EBITDA and Adjusted EBITDA	$202		$217

(a)	Weighted average shares are 124.8 million.

(b)	Excludes any gains or losses on future asset sales.

(c)	Includes $1 million of preferred dividends related to the preferred equity issued in February 2014 for our Knickerbocker development.

(d)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

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Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

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Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

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Other transaction costs - From time to time, we periodically incur costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs and severance costs. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

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Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation. While this amortization is included in corporate expenses and is not separately stated on our statement of operations, excluding this amortization is consistent with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control.  We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making.  Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners.  We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our Consolidated Hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Fourth Quarter 2013 Operating Results
February 25, 2014

Use and Limitations of Non-GAAP Measures
Our management and Board of Directors use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

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